     As filed with the Securities and Exchange Commission on June 14, 2001
                                                           Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D. C. 20549

                             ----------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             ----------------------

                                 CIMA LABS INC.
             (Exact name of Registrant as specified in its charter)

            DELAWARE                                           41-1569769
(State or other jurisdiction of                             (I.R.S. Employer
 incorporation or organization)                           Identification No.)

     10000 VALLEY VIEW ROAD                                    55344-9361
        EDEN PRAIRIE, MN                                       (Zip Code)

 (Address of principal executive offices)


                   CIMA LABS INC. EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the plan)

                                 David A. Feste
              Vice President, Chief Financial Officer and Secretary
                                 CIMA LABS INC.
                             10000 Valley View Road
                        Eden Praire, Minnesota 55344-9361
                     (Name and address of agent for service)

   Telephone number, including area code, of agent for service: (952) 947-8700

                             ----------------------


                         CALCULATION OF REGISTRATION FEE

====================================================================================================================
                                                                            Proposed
                                                   Proposed                  maximum
       Title of               Amount               maximum                  aggregate               Amount of
     securities to             to be            offering price              offering               registration
     be registered        registered (1)        per share (2)               price (2)                  fee
--------------------------------------------------------------------------------------------------------------------
     Common Stock,            200,000
    $.01 par value            shares                $78.38                 $15,676,000              $3,919.00
====================================================================================================================


(1) The Registration Statement relates to 200,000 shares of Common Stock to be offered pursuant to the CIMA LABS INC. Employee Stock Purchase Plan.
(2) Estimated solely for the purpose of the registration fee pursuant to Rule 457(h)(1) based on the average of the high and low sales prices per share of the Registrant's Common Stock on June 11, 2001 as reported on the Nasdaq National Market.

================================================================================

                                 CIMA LABS INC.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

                  The following documents of CIMA LABS INC. ("CIMA" or the "Company") filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are, as of their respective dates, incorporated by reference and made a part hereof:

                           (1) The Annual Report on Form 10-K of the Company for
                  the fiscal year ended December 31, 2000 filed pursuant to
                  Section 15(d) of the Exchange Act.

                           (2) All other reports filed pursuant to Section 13(a)
                  or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report referred to in (1) above.

                           (3) The description of the Company's Common Stock
                  which is contained in a Registration Statement on Form 8-A filed in June 1994 under the Exchange Act, and all amendments and reports filed for the purpose of updating such description.

                  All reports and other documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all of the shares of Common Stock offered have been sold or which deregister all shares of the Common Stock then remaining unsold shall be deemed to be incorporated by reference in and a part of this Registration Statement from the date of filing of such documents.

                  Any statement contained in a document incorporated, or deemed to be incorporated, by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or incorporated herein by reference or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

                  Not Applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

                  Not Applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Company is a Delaware corporation. Section 145 of the General Corporation Law of the State of Delaware ("Delaware Law") contains detailed provisions on indemnification of directors and officers of a Delaware corporation against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with certain litigation.

         The Company's Fifth Restated Certificate of Incorporation, as amended (the "Certificate"), together with its Third Restated Bylaws (the "Bylaws" and together with the Certificate, the "Corporate Documents") provide for indemnification of directors and officers. The Company's Corporate Documents provide that it will indemnify each director, officer, employee or agent of the Company or any individual serving in such a capacity with another business entity at the Company's request (an "Indemnitee") to the full extent permitted by Delaware Law, as now enacted or hereinafter amended, against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such Indemnitee in connection therewith. The Company's Corporate Documents provide that expenses incurred by a director, officer or employee in defending an action, suit or proceeding shall be paid by it in advance of the final disposition of such action upon receipt of an undertaking by or on behalf of such person that he will repay such amount if it is ultimately determined that he is not entitled to be indemnified by the Company. Delaware Law provides that the indemnification provisions of the statute shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

         The Company has entered into agreements with its directors and certain of its officers, which agreements may require the Company to indemnify such directors and officers against certain liabilities that may arise by reason of their status or service as directors or officers, to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified and to obtain directors and officers insurance to the extent available on reasonable terms.

         The directors and officers of the Company are covered by an insurance policy indemnifying them against certain civil liabilities, including liabilities under the federal securities laws, which might be incurred by them in such capacity.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

                  Not Applicable.

ITEM 8.  EXHIBITS.

         Exhibit                         Description

         4.1 Form of Certificate for Common Stock (filed as an exhibit to CIMA's Registration Statement on Form S-1, File No. 33-80194, and incorporated herein by reference).

         4.2 Fifth Restated Certificate of Incorporation of CIMA, as amended (incorporated by reference herein to Exhibit 4.2 to CIMA's Registration Statement on Form S-8, filed June 13, 2001).

         4.3 Third Restated Bylaws of CIMA (filed as an exhibit to CIMA's Quarterly Report on Form 10-Q for the quarter ended June 30, 1999 File No. 0-24424, and incorporated herein by reference).

         4.4 Rights Agreement, dated March 14, 1997, between CIMA and Wells Fargo Bank Minnesota, N.A. (f/k/a Norwest Bank Minnesota, N.A.), as amended (incorporated by reference herein to Exhibit 3 to CIMA's Registration Statement on Form 8-A, filed June 12, 2001).

         5                     Opinion of Faegre & Benson LLP.

         23.1                  Consent of Faegre & Benson LLP (contained in
                               Exhibit 5 to this Registration Statement).

         23.2                  Consent of Ernst & Young LLP.

         24                    Powers of Attorney.

         99                    CIMA LABS INC. Employee Stock Purchase Plan.


ITEM 9.  UNDERTAKINGS.

         A.       The Company hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

                                    (i)    To include any prospectus required by
                  Section 10(a)(3) of the Securities Act of 1933;

                                    (ii)   To reflect in the prospectus any
                  facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a twenty percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

                                    (iii)  To include any material information
                  with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         B. The Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Eden Prairie, State of Minnesota, on June
14, 2001.

                                CIMA LABS INC.

                                By      /s/ David A. Feste
                                   ---------------------------------------------
                                     David A. Feste, Vice President, Chief
                                     Financial Officer and Secretary

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on June 14, 2001.


        Signature                                   Title
        ---------                                   -----


           *                      President, Chief Executive Officer (Principal
--------------------------        Executive Officer) and Director
John M. Siebert, Ph.D.


           *                      Vice President, Chief Financial Officer
--------------------------        (Principal Financial and Account Officer) and
David  A. Feste                   Secretary


           *                      Director
--------------------------
Terrance W. Glarner


           *                      Director
--------------------------
Steven B. Ratoff


           *                      Director
--------------------------
Joseph R. Robinson


* David A. Feste, by signing his name hereto, does hereby sign this document on behalf of himself and each of the other above-named executive officer and directors of the Registrant pursuant to powers of attorney duly executed by such person.


   /s/    David A. Feste
-----------------------------

                                INDEX TO EXHIBITS



   Exhibit                                   Description                                       Method of Filing
   -------                                   -----------                                       ----------------

4.1            Form of Certificate for Common Stock (filed as an exhibit to CIMA's
               Registration Statement on Form S-1, File No. 33-80194, and incorporated herein by reference)......................................................Incorporated by Reference

4.2            Fifth Restated Certificate of Incorporation of CIMA, as amended
               (incorporated by reference herein to Exhibit 4.2 to CIMA's Registration
               Statement on Form S-8, filed June 13, 2001)...............................Incorporated by Reference

4.3            Third Restated Bylaws of CIMA (filed as an exhibit to CIMA's Quarterly
               Report on Form 10-Q for the quarter ended June 30, 1999, File No.
               0-24424, and incorporated herein by reference)............................Incorporated by Reference

4.4            Rights Agreement, dated March 14, 1997, between CIMA and Wells Fargo
               Bank Minnesota, N.A. (f/k/a Norwest Bank Minnesota, N.A.), as amended
               (incorporated by reference herein to Exhibit 3 to CIMA's Registration
               Statement on Form 8-A, filed June 12, 2001)...............................Incorporated by Reference

5              Opinion of Faegre & Benson LLP............................................Filed Electronically

23.1           Consent of Faegre & Benson LLP (contained in its opinion filed as
               Exhibit 5 to this Registration Statement).................................Filed Electronically

23.2           Consent of Ernst & Young LLP..............................................Filed Electronically

24             Powers of Attorney........................................................Filed Electronically

99             CIMA LABS INC. Employee Stock Purchase Plan...............................Filed Electronically



























                                       2